Exhibit 99

Certain information in this Supplemental Information Package contains Non-GAAP financial measures. These Non-GAAP financial measures are REIT industry financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America. Please see page 15 for a definition of these Non-GAAP financial measures and page 7 for the reconciliation of certain captions in the Supplemental Information Package to the statement of operations as reported in the Company’s filings with the SEC on Form 10-Q.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	2

Financial Highlights

(dollars in thousands except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Operating Information
Number of Communities			122	118
Number of Sites			23,100	21,515
Rental and Related Income	$35,051	$31,388	$69,409	$62,032
Community Operating Expenses	$15,438	$14,970	$30,946	$30,114
Community NOI	$19,613	$16,418	$38,463	$31,918
Expense Ratio	44.0%	47.7%	44.6%	48.5%
Sales of Manufactured Homes	$5,033	$5,842	$8,248	$9,485
Number of Homes Sold	82	93	144	159
Number of Rentals Added	218	183	367	336
Net Income (Loss) (1)	$18,325	$749	$(16,423)	$11,786
Net Income (Loss) Attributable to Common Shareholders (1)	$10,235	$(5,537)	$(32,603)	$377
Adjusted EBITDA	$19,474	$16,309	$38,064	$32,241
FFO Attributable to Common Shareholders	$7,135	$5,672	$13,224	$11,762
Normalized FFO Attributable to Common Shareholders	$7,135	$5,672	$13,224	$12,137

Shares Outstanding and Per Share Data
Weighted Average Shares Outstanding
Basic	41,210	39,649	41,195	39,145
Diluted	41,526	39,649	41,195	39,390
Net Income (Loss) Attributable to Common Shareholders per Share (1) –
Basic	$0.25	$(0.15)	$(0.79)	$0.02
Diluted	$0.25	$(0.15)	$(0.79)	$0.01
FFO per Share – Basic and Diluted	$0.17	$0.14	$0.32	$0.30
Normalized FFO per Share – Basic and Diluted	$0.17	$0.14	$0.32	$0.31
Dividends per Common Share	$0.18	$0.18	$0.36	$0.36

Balance Sheet
Total Assets			$1,023,237	$915,287
Total Liabilities			$458,507	$385,299

Market Capitalization
Total Debt, Net of Unamortized Debt Issuance Costs			$435,765	$366,332
Equity Market Capitalization			$534,018	$498,313
Series B Preferred Stock			$95,017	$95,030
Series C Preferred Stock			$243,750	$243,750
Series D Preferred Stock			$130,267	$50,000
Total Market Capitalization			$1,438,816	$1,253,425

(1) Includes increase (decrease) in fair value of marketable securities.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	3

Consolidated Balance Sheets

(in thousands except per share amounts)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Investment Property and Equipment
Land	$72,575	$72,459
Site and Land Improvements	626,574	618,041
Buildings and Improvements	27,403	27,380
Rental Homes and Accessories	323,641	297,401
Total Investment Property	1,050,193	1,015,281
Equipment and Vehicles	21,784	21,145
Total Investment Property and Equipment	1,071,977	1,036,426
Accumulated Depreciation	(252,436)	(232,783)
Net Investment Property and Equipment	819,541	803,643

Other Assets
Cash and Cash Equivalents	10,970	12,902
Marketable Securities at Fair Value	91,694	116,186
Inventory of Manufactured Homes	27,758	31,967
Notes and Other Receivables, net	40,614	37,995
Prepaid Expenses and Other Assets	13,205	10,762
Land Development Costs	19,455	11,998
Total Other Assets	203,696	221,810

TOTAL ASSETS	$1,023,237	$1,025,453

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages Payable, net of Unamortized Debt Issuance Costs	$369,715	$373,658
Other Liabilities
Accounts Payable	4,287	4,572
Loans Payable, net of Unamortized Debt Issuance Costs	66,050	83,686
Accrued Liabilities and Deposits	11,396	10,575
Tenant Security Deposits	7,059	6,623
Total Other Liabilities	88,792	105,456
Total Liabilities	458,507	479,114

COMMITMENTS AND CONTINGENCIES

Shareholders’ Equity:
Series B - 8.0% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 4,000 shares authorized; 3,801 shares issued and outstanding as of June 30, 2020 and December 31, 2019	95,017	95,030
Series C - 6.75% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 13,750 shares authorized; 9,750 issued and outstanding as of June 30, 2020 and December 31, 2019	243,750	243,750
Series D - 6.375% Cumulative Redeemable Preferred Stock, par value $0.10 per share, 6,000 shares authorized; 5,211 and 2,651 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	130,267	66,268
Common Stock – $0.10 par value per share, 143,664 and 123,664 shares authorized; 41,301 and 41,130 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	4,130	4,113
Excess Stock – $0.10 par value per share, 3,000 shares authorized; no shares issued or outstanding as of June 30, 2020 and December 31, 2019	-0-	-0-
Additional Paid-In Capital	116,930	162,542
Undistributed Income (Accumulated Deficit)	(25,364)	(25,364)
Total Shareholders’ Equity	564,730	546,339

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,023,237	$1,025,453

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	4

Consolidated Statements of Income (Loss)

(in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
INCOME:
Rental and Related Income	$35,051	$31,388	$69,409	$62,032
Sales of Manufactured Homes	5,033	5,842	8,248	9,485
TOTAL INCOME	40,084	37,230	77,657	71,517

EXPENSES:
Community Operating Expenses	15,438	14,970	30,946	30,114
Cost of Sales of Manufactured Homes	3,617	4,257	6,018	6,846
Selling Expenses	1,279	1,337	2,376	2,428
General and Administrative Expenses	2,742	3,156	5,328	5,331
Depreciation Expense	10,272	8,869	20,499	17,620
TOTAL EXPENSES	33,348	32,589	65,167	62,339

OTHER INCOME (EXPENSE):
Interest Income	691	622	1,408	1,137
Dividend Income	1,555	1,939	3,298	3,876
Increase (Decrease) in Fair Value of Marketable Securities	13,411	(2,352)	(25,182)	6,244
Other Income	166	133	329	253
Interest Expense	(4,195)	(4,246)	(8,620)	(8,893)
TOTAL OTHER INCOME (EXPENSE)	11,628	(3,904)	(28,767)	2,617

Income (Loss) before Gain (Loss) on Sales of Investment Property and Equipment	18,364	737	(16,277)	11,795
Gain (Loss) on Sales of Investment Property and Equipment	(39)	12	(146)	(9)
NET INCOME (LOSS)	18,325	749	(16,423)	11,786

Less: Preferred Dividends	(8,090)	(6,286)	(16,180)	(11,409)

NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	$10,235	$(5,537)	$(32,603)	$377

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	5

Consolidated Statements of Cash Flows

(in thousands) (unaudited)

	Six Months Ended
	6/30/2020	6/30/2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(16,423)	$11,786
Non-Cash Items Included in Net Income (Loss):
Depreciation	20,499	17,620
Amortization of Financing Costs	410	365
Stock Compensation Expense	887	1,059
Provision for Uncollectible Notes and Other Receivables	740	623
(Increase) Decrease in Fair Value of Marketable Securities	25,182	(6,244)
Loss on Sales of Investment Property and Equipment	146	9
Changes in Operating Assets and Liabilities:
Inventory of Manufactured Homes	4,209	(4,586)
Notes and Other Receivables	(3,359)	(4,551)
Prepaid Expenses and Other Assets	(2,270)	(6,273)
Accounts Payable	(285)	459
Accrued Liabilities and Deposits	820	1,109
Tenant Security Deposits	436	273
Net Cash Provided by Operating Activities	30,992	11,649

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of Investment Property and Equipment	(37,666)	(27,326)
Proceeds from Sales of Investment Property and Equipment	1,124	1,400
Additions to Land Development Costs	(7,457)	(7,604)
Purchase of Marketable Securities	(690)	(934)
Net Cash Used in Investing Activities	(44,689)	(34,464)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net Payments from Short Term Borrowings	(17,733)	(69,330)
Principal Payments of Mortgages and Loans	(4,256)	(3,766)
Financing Costs on Debt	-0-	(15)
Proceeds from At-The-Market Preferred Equity Program, net of Offering Costs	63,132	-0-
Proceeds from Issuance of Preferred Stock, net of offering costs	-0-	96,688
Proceeds from Issuance of Common Stock in the DRIP, net of Dividend Reinvestments	1,670	17,705
Repurchase of Preferred Stock, net	(12)	-0-
Repurchase of Common Stock, net	(1,830)	-0-
Proceeds from Exercise of Stock Options	306	435
Preferred Dividends Paid	(16,180)	(11,934)
Common Dividends Paid, net of Dividend Reinvestments	(13,159)	(10,449)
Net Cash Provided by Financing Activities	11,938	19,334

NET DECREASE IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	(1,759)	(3,481)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT BEGINNING OF PERIOD	18,996	12,777
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$17,237	$9,296

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	6

Reconciliation of Net Income (Loss) to Adjusted EBITDA and Net Income (Loss) Attributable

to Common Shareholders to FFO and Normalized FFO

(in thousands except footnotes) (unaudited)

	Three Months Ended		Six Months Ended
	6/30/2020	6/30/2019	6/30/2020	6/30/2019
Reconciliation of Net Income (Loss) to Adjusted EBITDA

Net Income (Loss)	$18,325	$749	$(16,423)	$11,786
Interest Expense	4,195	4,246	8,620	8,893
Franchise Taxes	93	93	186	186
Depreciation Expense	10,272	8,869	20,499	17,620
(Increase) Decrease in Fair Value of Marketable Securities	(13,411)	2,352	25,182	(6,244)

Adjusted EBITDA	$19,474	$16,309	$38,064	$32,241

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to Funds from Operations

Net Income (Loss) Attributable to Common Shareholders	$10,235	$(5,537)	$(32,603)	$377
Depreciation Expense	10,272	8,869	20,499	17,620
(Gain) Loss on Sales of Property and Equipment	39	(12)	146	9
(Increase) Decrease in Fair Value of Marketable Securities	(13,411)	2,352	25,182	(6,244)

Funds from Operations (“FFO”)	7,135	5,672	13,224	11,762

Adjustments:
Settlement of Utility Billing Dispute Over a Prior 10-Year Period	-0-	-0-	-0-	375

Normalized Funds from Operations (“Normalized FFO”)	$7,135	$5,672	$13,224	$12,137

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	7

Market Capitalization, Debt and Coverage Ratios

(in thousands except per share amounts) (unaudited)

	Six Months Ended				Year Ended
	6/30/2020		6/30/2019		12/31/2019
Shares Outstanding	41,301		40,154		41,130
Market Price Per Share	$12.93		$12.41		$15.73
Equity Market Capitalization	$534,018		$498,313		$646,976
Total Debt	435,765		366,332		457,344
Preferred	469,034		388,780		405,048
Total Market Capitalization	$1,438,817		$1,253,425		$1,509,368

Total Debt	$435,765		$366,332		$457,344
Less: Cash and Cash Equivalents	(10,970)		(3,696)		(12,902)
Net Debt	424,795		362,636		444,442
Less: Marketable Securities at Fair Value (“Securities”)	(91,694)		(106,773)		(116,186)
Net Debt Less Securities	$333,101		$255,863		$328,256

Interest Expense	$8,620		$8,893		$17,805
Capitalized Interest	547		614		1,498
Preferred Dividends	16,180		11,409		25,184
Total Fixed Charges	$25,347		$20,916		$44,487

Adjusted EBITDA	$38,064		$32,241		$67,681

Debt and Coverage Ratios

Net Debt / Total Market Capitalization	29.5%		28.9%		29.4%

Net Debt Plus Preferred / Total Market Capitalization	62.1%		59.9%		56.3%

Net Debt Less Securities / Total Market Capitalization	23.2%		20.4%		21.7%

Net Debt Less Securities Plus Preferred / Total Market Capitalization	55.7%		51.4%		48.6%

Interest Coverage	4.2	x	3.4	x	3.5	x

Fixed Charge Coverage	1.5	x	1.5	x	1.5	x

Net Debt / Adjusted EBITDA	5.6	x	5.6	x	6.6	x

Net Debt Less Securities / Adjusted EBITDA	4.4	x	4.0	x	4.9	x

Net Debt Plus Preferred / Adjusted EBITDA	11.7	x	11.7	x	12.6	x

Net Debt Less Securities Plus Preferred / Adjusted EBITDA	10.5	x	10.0	x	10.8	x

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	8

Debt Analysis

(in thousands) (unaudited)

	Six Months Ended		Year Ended
	6/30/2020	6/30/2019	12/31/2019
Debt Outstanding
Mortgages Payable:
Fixed Rate Mortgages	$372,788	$330,646	$377,045
Unamortized Debt Issuance Costs	(3,073)	(3,037)	(3,387)
Mortgages, Net of Unamortized Debt Issuance Costs	$369,715	$327,609	$373,658
Loans Payable:
Unsecured Line of Credit	$15,000	$-0-	$15,000
Other Loans Payable	51,311	39,087	69,044
Total Loans Before Unamortized Debt Issuance Costs	66,311	39,087	84,044
Unamortized Debt Issuance Costs	(261)	(364)	(358)
Loans, Net of Unamortized Debt Issuance Costs	$66,050	$38,723	$83,686

Total Debt, Net of Unamortized Debt Issuance Costs	$435,765	$366,332	$457,344

% Fixed/Floating
Fixed	85.3%	91.1%	82.2%
Floating	14.7%	8.9%	17.8%
Total	100.0%	100.0%	100.0%

Weighted Average Interest Rates (1)
Mortgages Payable	4.14%	4.29%	4.14%
Loans Payable	2.01%	5.08%	3.69%
Total Average	3.82%	4.37%	4.06%

Weighted Average Maturity (Years)
Mortgages Payable	5.5	5.8	6.0

(1) Weighted average interest rates do not include the effect of unamortized debt issuance costs.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	9

Debt Maturity

(in thousands) (unaudited)

Total Debt
Millions
$300
$250
$200
$150
$100
$50
$-
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
Thereafter
Mortgages
Loans

As of 6/30/20:

Fiscal Year Ended	Mortgages	Loans		Total	% of Total
2020	$-0-	$17,005		$17,005	3.9%
2021	2,098	146		2,244	0.5%
2022	19,652	15,640	(1)	35,292	8.0%
2023	66,101	186		66,287	15.1%
2024	-0-	577		577	0.1%
Thereafter	284,937	32,757		317,694	72.4%

Total Debt Before Unamortized Debt Issuance Cost	372,788	66,311		439,099	100.0%

Unamortized Debt Issuance Cost	(3,073)	(261)		(3,334)

Total Debt, Net of Unamortized Debt Issuance Costs	$369,715	$66,050		$435,765

(1) Includes $15 million balance outstanding on the Company’s Line of Credit due November 2022, with an additional one year option.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	10

Securities Portfolio Performance

(in thousands)

Year Ended	Securities Available for Sale	Dividend Income	Net Realized Gain on Sale of Securities	Net Realized Gain on Sale of Securities & Dividend Income
2010	$28,757	$1,763	$2,028	$3,791
2011	43,298	2,512	2,693	5,205
2012	57,325	3,244	4,093	7,337
2013	59,255	3,481	4,056	7,537
2014	63,556	4,066	1,543	5,609
2015	75,011	4,399	204	4,603
2016	108,755	6,636	2,285	8,921
2017	132,964	8,135	1,747	9,882
2018	99,596	10,367	20	10,387
2019	116,186	7,535	-0-	7,535
2020*	91,694	3,298	-0-	3,298

		$55,436	$18,669	$74,105

*For the six months ended June 30, 2020.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	11

Property Summary and Snapshot

(unaudited)

	6/30/2020	6/30/2019	% Change
Communities	122	118	3.4%
Developed Sites	23,100	21,515	7.4%
Occupied	19,437	17,932	8.4%
Occupancy %	84.1%	83.3%	80 bps
Total Rentals	7,761	6,848	13.3%
Occupied Rentals	7,386	6,410	15.2%
Rental Occupancy %	95.2%	93.6%	160 bps
Monthly Rent Per Site	$454	$443	2.5%
Monthly Rent Per Home Rental Including Site	$777	$754	3.1%

State	Number	Total Acreage	Developed Acreage	Vacant Acreage	Total Sites	Occupied Sites	Occupancy Percentage	Monthly Rent Per Site	Total Rentals	Occupied Rentals	Rental Occupancy Percentage	Monthly Rent Per Home Rental
		(1)		(1)								(2)

Indiana	14	1,104	870	234	3,998	3,388	84.7%	$407	1,596	1,514	94.9%	$775
Maryland	1	77	10	67	62	59	95.2%	$514	-0-	-0-	N/A	N/A
Michigan	3	153	153	-0-	740	612	82.7%	$443	254	226	89.0%	$772
New Jersey	4	349	187	162	1,006	955	94.9%	$640	45	43	95.6%	$979
New York	7	617	308	309	1,172	1,009	86.1%	$560	368	357	97.0%	$941
Ohio	36	1,781	1,315	466	6,727	5,447	81.0%	$404	2,248	2,154	95.8%	$716
Pennsylvania	50	2,148	1,787	361	7,635	6,313	82.7%	$474	2,411	2,285	94.8%	$799
Tennessee	7	413	321	92	1,760	1,654	94.0%	$462	839	807	96.2%	$803
Total as of June 30, 2020	122	6,642	4,951	1,691	23,100	19,437	84.1%	$454	7,761	7,386	95.2%	$777

Acquisitions (3)	1	27	27	-0-	147	82	55.8%	$310	4	1	25.0%	$315

Grand Total	123	6,669	4,978	1,691	23,247	19,519	84.0%	$453	7,765	7,387	95.1%	$777

(1) Total and Vacant Acreage of 220 for the Mountain View Estates property is included in the above summary.

(2) Includes home and site rent charges.

(3) Acquisition of one community completed July 24, 2020.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	12

Same Property Statistics

(in thousands) (unaudited)

	For Three Months Ended				For Six Months Ended
	6/30/2020	6/30/2019	Change	% Change	6/30/2020	6/30/2019	Change	% Change
Community Net Operating Income

Rental and Related Income	$33,539	$31,298	$2,241	7.2%	$66,410	$61,848	$4,562	7.4%
Community Operating Expenses (1)	14,073	14,256	(183)	-1.3%	28,205	28,377	(172)	-0.6%

Community NOI	$19,466	$17,042	$2,424	14.2%	$38,205	$33,471	$4,734	14.1%

	As of
	6/30/2020	6/30/2019	Change

Total Sites	21,506	21,476	0.1%
Occupied Sites	18,446	17,896	550 sites, 3.1%
Occupancy %	85.8%	83.3%	250 bps
Number of Properties	118	118	N/A
Total Rentals	7,524	6,673	12.8%
Occupied Rentals	7,181	6,248	14.9%
Rental Occupancy	95.4%	93.6%	180 bps
Monthly Rent Per Site	$456	$443	2.9%
Monthly Rent Per Home Including Site	$777	$757	2.6%

Same Property includes all properties owned as of January 1, 2019, with the exception of Memphis Blues.

(1) Excludes a one-time settlement of a utility billing dispute of $375,000 over a prior ten-year period for the six months ended June 30, 2019.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	13

Acquisition Summary

(dollars in thousands)

At Acquisition:

Year of Acquisition	Number of Communities	Sites	Occupied Sites	Occupancy %	Purchase Price	Price Per Site	Total Acres
2017	11	1,997	1,333	67%	$63,290	$32	602
2018	6	1,615	1,271	79%	$59,093	$37	494
2019	4	1,495	935	62%	$56,237	$38	247
2020	1	147	82	56%	$3,340	$23	27

Property Portfolio

Communities
Total - 123
Pennsylvania 41%
Ohio 30%
Indiana 11%
New York 6%
Tennessee 6%
New Jersey 3%
Michigan 2%
Maryland 1%
23,200 Sites
Acreage
Total - 6,669
Developed 2,624 39%
Developed 2,354 35%
Vacant 799 12%
Vacant 892 14%
Marcellus & Utica Shale Acreage 73 Communities and 11,400 Sites
Non Marcellus & Utica Share Acreage
Marcellus & Utica Shale Region
Acquired Prior to 2019: 118 Communities and 21,600 sites
Acquired in 2019: 4 Communities and 1,500 sites
Acquired in 2020: 1 Community and 100 sites
220 acres to be developed into a manufactured home community

2020 Acquisitions

Community	Date of Acquisition	State	Number of Sites	Purchase Price	Number of Acres	Occupancy
Camelot Woods	July 24, 2020	PA	147	$3,340	27	56%
Total 2020 to Date			147	$3,340	27	56%

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	14

Definitions

Investors and analysts following the real estate industry utilize funds from operations available to common shareholders (“FFO”), normalized funds from operations available to common shareholders (“Normalized FFO”), community NOI, same property NOI, and earnings before interest, taxes, depreciation, amortization and acquisition costs (“Adjusted EBITDA”), variously defined, as supplemental performance measures. While the Company believes net income (loss) available to common shareholders, as defined by accounting principles generally accepted in the United States of America (U.S. GAAP), is the most appropriate measure, it considers Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO, given their wide use by and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of U.S. GAAP depreciation and amortization of real estate assets. FFO also adjusts for the effects of the change in the fair value of marketable securities and costs associated with the redemption of preferred stock. Normalized FFO reflects the same assumptions as FFO except that it also adjusts for gains and losses realized on marketable securities investments and certain one-time charges. Community NOI and Same Property NOI provides a measure of rental operations and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. In addition, Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO are commonly used in various ratios, pricing multiples, yields and returns and valuation of calculations used to measure financial position, performance and value.

As used herein, the Company calculates FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), to be equal to net income (loss) applicable to common shareholders, as defined by U.S. GAAP, excluding extraordinary items as defined by U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities, and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-GAAP supplemental measure of REIT operating performance.

Normalized FFO is calculated as FFO excluding gains and losses realized on marketable securities investments and certain one-time charges.

Normalized FFO per Diluted Common Share is calculated using diluted weighted shares outstanding of 41.5 million and 41.6 million shares for the three and six months ended June 30, 2020, respectively, and 39.9 million and 39.4 million for the three and six months ended June 30, 2019, respectively. Common stock equivalents resulting from stock options in the amount of 356,000 shares for the six months ended June 30, 2020, and 282,000 shares for the three months ended June 30, 2019, were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive. Common stock equivalents resulting from stock options in the amount of 316,000 shares for the three months ended June 30, 2020, and 245,000 shares for the six months ended June 30,2019, are included in the diluted weighted shares outstanding.

Community NOI is calculated as rental and related income less community operating expenses such as real estate taxes, repairs and maintenance, community salaries, utilities, insurance and other expenses. Community NOI excludes realized gains (losses) on securities transactions.

Same Property NOI is calculated as Community NOI, using all properties owned as of January 1, 2019, with the exception of Memphis Blues.

Adjusted EBITDA is calculated as net income (loss) plus interest expense, franchise taxes, depreciation, and the change in the fair value of marketable securities.

Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO do not represent cash generated from operating activities in accordance with U.S. GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO should not be considered as substitutes for net loss applicable to common shareholders (calculated in accordance with U.S. GAAP) as a measure of results of operations, or cash flows (calculated in accordance with U.S. GAAP) as a measure of liquidity. Community NOI, Same Property NOI, Adjusted EBITDA, FFO and Normalized FFO as currently calculated by the Company may not be comparable to similarly titled, but variously calculated, measures of other REITs.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	15

Press Release Dated August 5, 2020

FOR IMMEDIATE RELEASE	August 5, 2020
Contact: Nelli Madden
732-577-9997

UMH PROPERTIES, INC. REPORTS RESULTS FOR THE SECOND QUARTER ENDED JUNE 30, 2020

FREEHOLD, NJ, August 5, 2020........ UMH Properties, Inc. (NYSE:UMH) reported Total Income for the quarter ended June 30, 2020 of $40.1 million as compared to $37.2 million for the quarter ended June 30, 2019, representing an increase of 8%. Net Income Attributable to Common Shareholders amounted to $10.2 million or $0.25 per diluted share for the quarter ended June 30, 2020 as compared to a Net Loss of $5.5 million or $0.15 per diluted share for the quarter ended June 30, 2019. This increase was due to the change in fair value of our marketable securities. During the quarter, the securities portfolio experienced an unrealized gain of $13.4 million as compared to an unrealized loss of $2.4 million in the prior year period.

Funds from Operations Attributable to Common Shareholders (“FFO”), was $7.1 million or $0.17 per diluted share for the quarter ended June 30, 2020 as compared to $5.7 million or $0.14 per diluted share for the quarter ended June 30, 2019. Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), was $7.1 million or $0.17 per diluted share for the quarter ended June 30, 2020, as compared to $5.7 million or $0.14 per diluted share for the quarter ended June 30, 2019.

A summary of significant financial information for the three and six months ended June 30, 2020 and 2019 is as follows (in thousands except per share amounts):

	For the Three Months Ended
	June 30,
	2020	2019

Total Income	$40,084	$37,230
Total Expenses	$33,348	$32,589
Increase (Decrease) in Fair Value of Marketable Securities	$13,411	$(2,352)
Net Income (Loss) Attributable to Common Shareholders	$10,235	$(5,537)
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$0.25	$(0.15)
FFO (1)	$7,135	$5,672
FFO (1) per Diluted Common Share	$0.17	$0.14
Normalized FFO (1)	$7,135	$5,672
Normalized FFO (1) per Diluted Common Share	$0.17	$0.14
Diluted Weighted Average Shares Outstanding	41,526	39,649

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	16

	For the Six Months Ended
	June 30,
	2020	2019

Total Income	$77,657	$71,517
Total Expenses	$65,167	$62,339
Increase (Decrease) in Fair Value of Marketable Securities	$(25,182)	$6,244
Net Income (Loss) Attributable to Common Shareholders	$(32,603)	$377
Net Income (Loss) Attributable to Common Shareholders per Diluted Common Share	$(0.79)	$0.01
FFO (1)	$13,224	$11,762
FFO (1) per Diluted Common Share	$0.32	$0.30
Normalized FFO (1)	$13,224	$12,137
Normalized FFO (1) per Diluted Common Share	$0.32	$0.31
Diluted Weighted Average Shares Outstanding	41,195	39,390

A summary of significant balance sheet information as of June 30, 2020 and December 31, 2019 is as follows (in thousands):

	June 30, 2020	December 31, 2019

Gross Real Estate Investments	$1,050,193	$1,015,281
Marketable Securities at Fair Value	$91,694	$116,186
Total Assets	$1,023,237	$1,025,453
Mortgages Payable, net	$369,715	$373,658
Loans Payable, net	$66,050	$83,686
Total Shareholders’ Equity	$564,730	$546,339

Samuel A. Landy, President and CEO, commented on the results of the second quarter of 2020.

“We are pleased to announce another solid quarter of operating results. During the quarter, we:

●	Increased Rental and Related Income by 12%;
●	Increased Community Net Operating Income (“NOI”) by 19% ;
●	Improved our Operating Expense ratio by 370 basis points to 44%;
●	Increased Same Property NOI by 14%;
●	Increased Same Property Occupancy by 550 sites from 83.3% to 85.8% or 250 basis points;
●	Increased our rental home portfolio by 367 homes to approximately 7,800 total rental homes, representing an increase of 5%;
●	Increased rental home occupancy by 220 basis points from 93.0% at yearend 2019 to 95.2% at quarter end;
●	Amended and extended our revolving line of credit for the financing of homes, increasing total availability from $15 million to $20 million and reducing the interest rate by 25 basis points to prime, with a floor of 3.25%;
●	Reduced the weighted average interest rate on our mortgages payable from 4.3% to 4.1% year over year;
●	Reduced our Net Debt to Total Market Capitalization from 31.4% to 29.5% year over year;
●	Reduced our Net Debt to Adjusted EBITDA from 6.6x at yearend 2019 to 5.6x at quarter end; and,
●	Subsequent to quarter end, we completed the acquisition of one all-age community located in Pennsylvania containing 147 homesites situated on 27 acres with approximately 56% occupancy, for a purchase price of approximately $3.3 million.”

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	17

Mr. Landy further stated, “The COVID-19 crisis has had a negative impact on many businesses and industries throughout the nation. However, we are pleased to report it has not materially impacted the operations at UMH. Our team has done an exceptional job furthering the goals of UMH given the challenging circumstances. Our rent collection rates are in line with pre-pandemic levels and we continue to experience strong demand throughout our portfolio.”

“Our business plan of acquiring value-add communities, making the necessary improvements, and implementing a rental and sales program has proven to yield excellent results. Year over year, our same property occupancy improved by 550 sites or 3.1% resulting in revenue growth of over 7% and NOI growth of 14%. This is the third quarter in a row that we have produced double-digit same property NOI growth.”

“We continue to make progress on the financing front. As we have previously announced we are working to obtain approximately $100 million of GSE mortgage debt at rates below 3%. Assuming no unforeseen issues arising, we plan to call our $95 million of Series B Perpetual Preferred stock. This will add approximately $0.11 per share in FFO annually.”

“Our strong operating results have given us the confidence to seek acquisition opportunities in additional states. We will implement our proven business plan to further increase community value while providing affordable housing for the nation.”

UMH Properties, Inc. will host its Second Quarter 2020 Financial Results Webcast and Conference Call on Thursday, August 6, 2020 at 10:00 a.m. Eastern Time. Senior management will discuss the results, current market conditions and future outlook on the call.

The Company’s 2020 second quarter financial results being released herein will be available on the Company’s website at www.umh.reit in the “Financial Information and Filings” section.

To participate in the webcast, select the microphone icon found on the homepage www.umh.reit to access the call. Interested parties can also participate via conference call by calling toll free 877-513-1898 (domestically) or 412-902-4147 (internationally).

The replay of the conference call will be available at 12:00 p.m. Eastern Time on Thursday, August 6, 2020. It will be available until November 1, 2020 and can be accessed by dialing toll free 877-344-7529 (domestically) and 412-317-0088 (internationally) and entering the passcode 10145442. A transcript of the call and the webcast replay will be available at the Company’s website, www.umh.reit.

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 123 manufactured home communities containing approximately 23,200 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Michigan and Maryland. In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements are based on the Company’s current expectations and involve various risks and uncertainties. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. The risks and uncertainties that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	18

Note:

(1)	Non-GAAP Information: We assess and measure our overall operating results based upon an industry performance measure referred to as Funds from Operations Attributable to Common Shareholders (“FFO”), which management believes is a useful indicator of our operating performance. FFO is used by industry analysts and investors as a supplemental operating performance measure of a REIT. FFO, as defined by The National Association of Real Estate Investment Trusts (“NAREIT”), represents net income (loss) attributable to common shareholders, as defined by accounting principles generally accepted in the United States of America (“U.S. GAAP”), excluding extraordinary items, as defined under U.S. GAAP, gains or losses from sales of previously depreciated real estate assets, impairment charges related to depreciable real estate assets, and the change in the fair value of marketable securities plus certain non-cash items such as real estate asset depreciation and amortization. Included in the NAREIT FFO White Paper - 2018 Restatement, is an option pertaining to assets incidental to our main business in the calculation of NAREIT FFO to make an election to include or exclude gains and losses on the sale of these assets, such as marketable equity securities and include or exclude mark-to-market changes in the value recognized on these marketable equity securities. In conjunction with the adoption of the FFO White Paper - 2018 Restatement, for all periods presented, we have elected to exclude the change in the fair value of marketable securities from our FFO calculation. Prior to the adoption of the FFO White Paper – 2018 Restatement, we utilized Core Funds from Operations (Core FFO), which we defined as FFO, excluding the change in the fair value of marketable securities. NAREIT created FFO as a non-U.S. GAAP supplemental measure of REIT operating performance. We define Normalized Funds from Operations Attributable to Common Shareholders (“Normalized FFO”), as FFO, excluding gains and losses realized on marketable securities investments and certain one-time charges. FFO and Normalized FFO should be considered as supplemental measures of operating performance used by REITs. FFO and Normalized FFO exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have a different cost basis. However, other REITs may use different methodologies to calculate FFO and Normalized FFO and, accordingly, our FFO and Normalized FFO may not be comparable to all other REITs. The items excluded from FFO and Normalized FFO are significant components in understanding the Company’s financial performance.

FFO and Normalized FFO (i) do not represent Cash Flow from Operations as defined by U.S. GAAP; (ii) should not be considered as alternatives to net income (loss) as a measure of operating performance or to cash flows from operating, investing and financing activities; and (iii) are not alternatives to cash flow as a measure of liquidity.

The reconciliation of the Company’s U.S. GAAP net loss to the Company’s FFO and Normalized FFO for the three and six months ended June 30, 2020 and 2019 are calculated as follows (in thousands):

	Three Months Ended		Six Months Ended
	6/30/20	6/30/19	6/30/20	6/30/19
Net Income (Loss) Attributable to Common Shareholders	$10,235	$(5,537)	$(32,603)	$377
Depreciation Expense	10,272	8,869	20,499	17,620
(Gain) Loss on Sales of Depreciable Assets	39	(12)	146	9
(Increase) Decrease in Fair Value of Marketable Securities (2)	(13,411)	2,352	25,182	(6,244)
FFO Attributable to Common Shareholders	7,135	5,672	13,224	11,762
Settlement of utility billing dispute over a prior 10-year period	-0-	-0-	-0-	375
Normalized FFO Attributable to Common Shareholders	$7,135	$5,672	$13,224	$12,137

The diluted weighted shares outstanding used in the calculation of FFO per Diluted Common Share and Normalized FFO per Diluted Common Share were 41.5 million and 41.6 million shares for the three and six months ended June 30, 2020, respectively, and 39.9 million and 39.4 million shares for the three and six months ended June 30, 2019, respectively. Common stock equivalents resulting from stock options in the amount of 356,000 shares for the six months ended June 30, 2020, and 282,000 shares for the three months ended June 30, 2019, were excluded from the computation of the Diluted Net Income (Loss) per Share as their effect would be anti-dilutive. Common stock equivalents resulting from stock options in the amount of 316,000 shares for the three months ended June 30, 2020, and 245,000 shares for the six months ended June 30,2019, are included in the diluted weighted shares outstanding.

The following are the cash flows provided (used) by operating, investing and financing activities for the six months ended June 30, 2020 and 2019 (in thousands):

	2020	2019
Operating Activities	$30,992	$11,649
Investing Activities	(44,689)	(34,464)
Financing Activities	11,938	19,334

(2)	Represents change in unrealized gain (loss) in marketable securities which is included in the Consolidated Statements of Income (Loss). (Increase) Decrease in Fair Value of Marketable Securities, if any, were previously recorded in Core FFO.

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UMH Properties, Inc. | Second Quarter FY 2020 Supplemental Information	19